Exhibit 10.1

PCT, LLC, A CALADRIUS COMPANY

WARRANT FOR THE PURCHASE OF UNITS OF

PCT, LLC, A CALADRIUS COMPANY

Effective as of March 16, 2017 (the “Effective Date”)

Warrant No. W-1

Warrant to Purchase Units

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (X) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (Y) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE ALSO SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THIS WARRANT AND the Amended and Restated Operating Agreement of the Company, dated as of MARCH 11, 2016, as the same may be FURTHER modified, amended and/or amended and restated, as the case may be, from time to time IN ACCORDANCE WITH ITS TERMS (THE “LLC AGREEMENT”) AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE HEREWITH AND THEREWITH.

RECITALS

WHEREAS, pursuant to that certain Interest Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, by and among Caladrius Biosciences, Inc., a corporation incorporated under the laws of Delaware (“Caladrius”), PCT, LLC, a Caladrius Company, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), and Hitachi Chemical Co. America, Ltd., (the “Holder”), Caladrius has agreed to sell, and the Holder has agreed to purchase, the CLBS Units (as defined in the Purchase Agreement), resulting in the Holder owning all of the Equity Interests (as defined in the Purchase Agreement) in the Company, such that Company will be wholly-owned by the Holder following the closing of the transactions contemplated by the Purchase Agreement;

WHEREAS, pursuant to Article XI of the Purchase Agreement, in connection with the termination of the Purchase Agreement under certain circumstances specified therein, the Company shall be obligated to issue to the Holder and the Holder shall be entitled to acquire additional Units (the “Termination Issuance”); and

WHEREAS, Caladrius, the Company, and the Holder desire to effect the Termination Issuance if, pursuant to Article XI of the Purchase Agreement, the Termination Issuance is triggered, through the exercise of this warrant (this “Warrant”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Company and the Holder agree as follows:

FOR VALUE RECEIVED, the Company hereby certifies that the Holder and its successors or permitted assigns, is entitled, subject to the terms and conditions herein, to receive from the Company, at no additional cost, a number of duly authorized, validly issued and fully paid and nonassessable Units (the “Warrant Units”) equal to the applicable Exercisable Unit Number upon the occurrence of a Unit Exercise Event.

1.            Definitions.

(a)          Certain Definitions. Capitalized terms used herein that are not otherwise defined in this Warrant shall have the meanings assigned to such terms in the LLC Agreement. The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“Company” has the meaning in the recitals hereto.

“Effective Date” has the meaning set forth above.

“Exercisable Unit Number” has the meaning in Section 2(a).

“Holder” has the meaning in the recitals hereto.

“LLC Agreement” has the meaning set forth above.

“Outstanding Units” has the meaning in Section 2(a)(ii).

“Purchase Agreement” has the meaning in the in the recitals hereto.

“Transaction Agreements” shall have the meaning given to such term in the Purchase Agreement.

“Unit” means a Unit of the Company or any security into which such Unit is converted or exchanged or any successor security issued upon a merger, consolidation, restructuring, reorganization, reclassification or similar transaction of or affecting the Company or its equity capital.

“Unit Exercise Event” means: (i) the termination of the Purchase Agreement and the transactions contemplated thereunder pursuant to Section 11.1(d) or Section 11.1(e) of the Purchase Agreement and the failure of the Company to pay the original Holder USD $5,000,000 together with repayment of the Initial Payment within ninety (90) days after such termination; or (ii) the termination of the Purchase Agreement pursuant to Section

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11.1(a) or Section 11.1(b) of the Purchase Agreement and the failure of the Company to repay the Initial Payment (as defined in the Purchase Agreement) to the original Holder within ninety (90) days after such termination.

“Warrant Units” has the meaning in the in the recitals hereto.

(b)           Each reference herein to the LLC Agreement shall mean the LLC Agreement in effect on the Effective Date and any amendments thereto after the Effective Date.

2.            Exercise of Warrant.

(a)           Exercise. This Warrant will be automatically exercised for that number of Warrant Units determined pursuant to this Section 2(a) immediately upon the occurrence of a Unit Exercise Event. The number of Warrant Units to be issued upon exercise of this Warrant shall be determined as follows (such number of Warrant Units, the “Exercisable Unit Number”):

(i)       in the event of a Unit Exercise Event described in romanette (i) of the definition of Unit Exercise Event, this Warrant shall be exercisable for that number of Warrant Units equal to (i) a number of Units equal to 32.22% of the total outstanding Units of the Company on a fully-diluted as converted and exercised basis, including, without limitation, all issued and outstanding Units, interests, options, warrants (including this Warrant), phantom units and instruments convertible or exchangeable into Units and any Units reserved for issuance under any equity, profits or interest incentive plan or like plan as of immediately following the automatic exercise of this Warrant (the “Outstanding Units”), less (ii) the total Units held by Holder as of immediately following the automatic exercise of this Warrant (not including Units issuable upon exercise of this Warrant) (the “Existing Holder Units”); and

(ii)       in the event of a Unit Exercise Event described in sub-part (ii) of the definition of Unit Exercise Event, this Warrant shall be exercisable for that number of Warrant Units equal to (i) 26.06% of the total Outstanding Units of the Company, less (ii) the Existing Holder Units.

(b)           LLC Agreement. Concurrent with the execution of this Warrant, the parties shall execute the amendment to the LLC Agreement set forth in Exhibit A hereto and Caladrius and the Company hereby agree to take all actions as may be necessary to effect such amendment following exercise of this Warrant.

(c)           Documentation. This Warrant shall be deemed to be automatically and immediately exercised pursuant to Section 2(a) upon the occurrence of a Unit Exercise Event without regard to whether the Holder has then delivered to the Company this Warrant or executed any other documents and following exercise hereof in conformity with the provisions hereunder, the Company shall transfer to the Holder appropriate evidence of ownership of the Warrant Units for which this Warrant has been exercised and any other securities or property (including, without limitation, any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name of the Holder and shall no later than ten (10) Business Days following the applicable Unit Exercise Event, deliver such evidence of ownership and any other securities or property to the Holder.

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(d)           Compliance with Laws. Any issuance of Warrant Units shall be effected pursuant to applicable United States federal and state securities laws and Delaware law and the Company may effect such an issuance of Warrant Units in any manner permitted under applicable United States federal and state securities laws and Delaware law.

3.           Reservation of Units. The Company agrees that it will at all times reserve for issuance and delivery upon exercise of this Warrant such number of its authorized Units sufficient to permit the exercise in full of this Warrant in accordance with its terms and as required by applicable law. All Warrant Units shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, except to the extent set forth in the LLC Agreement.

4.           Transfers. This Warrant may not be Transferred by the Holder; provided, however, that the Holder may transfer this Warrant to any direct or indirect wholly owned subsidiary of Holder or Hitachi Chemical Co., Ltd. without the prior consent of Caladrius, subject to the condition that this Warrant may not be transferred by any such transferee subsidiary (or subsequent transferee subsidiary), other than to another direct or indirect wholly owned subsidiary of Holder or Hitachi Chemical Co., Ltd., without the prior consent of Caladrius.

5.           Valid Issuance. The Company and Caladrius will take such action as may be necessary so that the Company shall validly and legally issue fully paid and nonassessable Units immediately upon the exercise of this Warrant. The Company and Caladrius will not, by amendment of the LLC Agreement or through reorganization, consolidation, merger, dissolution, issue or sale of Units, securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company and Caladrius will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable Warrant Units upon the exercise of this Warrant.

6.           Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall promptly execute and deliver a new Warrant of like tenor and date.

7.           Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall be furnished to the party giving or making such notice, demand or delivery:

(a)          if to the Company:

Address:	PCT, LLC, a Caladrius Company

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c/o Caladrius Biosciences, Inc.
420 Lexington Avenue, Suite 350
New York, New York 10170
Attention:	President and General Counsel

with copies to (which shall not constitute notice hereunder):

Address:	Paul Hastings LLP 200 Park Avenue New York, New York 10166
Attention:	Neil A. Torpey, Esq.

(b)          If to the Holder, to:

Address:	Hitachi Chemical Co. America, Ltd. 2150 North First Street Suite #350 San Jose, CA 95131
Attention:	Chief Financial Officer

with a copy to (which shall not constitute notice hereunder):

Address:	Fenwick & West LLP 555 California Street, 12th Floor San Francisco, CA 94104
Attention:	Samuel B. Angus
Facsimile:	(650) 938-5200

Each such notice, demand or delivery shall be effective (i) if given by facsimile transmission, when receipt is acknowledged or (ii) if given by any other means, when received at the address specified herein or such other address as shall be subsequently furnished.

8.           Undertaking by the Company. The Company undertakes that it shall, as soon as practicable, seek all necessary regulatory approvals prior to the issue of Warrant Units.

9.           Governing Law. The parties hereby agree that all questions concerning the construction, validity and interpretation of this WARRANT and the performance of the obligations imposed by this WARRANT shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

10.           Entire Agreement. This Warrant and the other Transaction Agreements set forth the entire understanding of the Company and the Holder with respect to the subject matter hereof and thereof, and supersede all other agreements, whether oral or written, with respect to such subject matter.

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11.           No Third Party Rights. Nothing expressed or referred to in this Warrant will be construed to give any person or entity other than the Company or the Holder any legal or equitable right, remedy or claim under or with respect to this Warrant or any provision of this Warrant.

12.           Certain Interpretive Matters. No provision of this Warrant will be interpreted in favor of, or against, the Company or the Holder by reason of the extent to which the Company or the Holder or their respective counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against the Company or the Holder.

13.           Further Assurances. The Company and the Holder shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Warrant and the Company and the Holder shall cooperate with each other in connection with the foregoing.

14.           Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           Venue. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court of the jurisdiction to which it is subject by a suit upon such judgment.

16.           Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

17.           Tax Treatment. The federal income tax treatment of this Warrant shall be as provided in the LLC Agreement.

18.           Remedies. Each party, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant

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and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

19.           Successors and Assigns. Subject to the provisions of Section 4, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and to the extent applicable, all holders of Warrant Units issued upon the exercise hereof (including permitted Transferees), and shall be enforceable by any such holder.

20.           Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and is dated as of the Effective Date.

PCT, LLC, A CALADRIUS COMPANY

By:	/s/ Joseph Talamo
Name:	Joseph Talamo
Title:	Manager

ACCEPTED AND AGREED:

HOLDER:

Hitachi Chemical Co. America, Ltd.

By:	/s/ Toshinari Itakura

Name:	Toshinari Itakura

Title:	Chief Executive Officer

[Signature page to Warrant W-1]

EXHIBIT A

FIRST AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT
OF
PCT, LLC, A CALADRIUS COMPANY

(A DELAWARE LIMITED LIABILITY COMPANY)

THIS FIRST AMENDMENT (“Amendment”) to the Amended and Restated Operating Agreement of PCT, LLC, a Caladrius Company, a Delaware limited liability company (the “Company”), is dated as of March 16, 2017 (the “Amendment Date”), and is by and between Caladrius Biosciences, Inc., a Delaware corporation (“Caladrius”), and Hitachi Chemical Co. America, Ltd., a New York corporation (“HCA”).

A.       Caladrius and HCA are parties to that certain Amended and Restated Operating Agreement of the Company dated as of March 11, 2016 (the “Operating Agreement”). Capitalized terms used in this Amendment which are not defined herein but are defined in the Operating Agreement shall have the meanings ascribed to them in the Operating Agreement.

B.       Pursuant to Section 12.2(b) of the Operating Agreement, the Operating Agreement may be amended from time to time by the written approval of each Member.

C.        The Members and the Company have entered into that certain Interest Purchase Agreement dated as of March 16, 2017 (the “IPA”) pursuant to which the Company has granted HCA that certain Warrant for the Purchase of Units of PCT, LLC, a Caladrius Company (the “Warrant”).

D.       The Members desire to amend the Operating Agreement as provided herein effective upon the Effective Date (as defined below).

NOW, THEREFORE, it is hereby agreed:

1.        Amendments to Specific Provisions of Operating Agreement. The Operating Agreement is hereby amended as follows:

(a)    Section 3.2 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted]”

(b)   The first sentence of Section 6.3(a) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“The Board shall consist of six (6) members (each a “Board Member”), each of whom will be regarded as a “manager” under the Act. The initial composition of the Board shall be determined as follows: (i) four (4) individuals designated by Caladrius (the “Caladrius Managers”); and (ii) two (2) individuals designated by HCA or its Affiliates (the “HCA Managers”); provided, however, that HCA shall have a right to appoint at least two (2) individual manager for so long as HCA and its Affiliates hold at least five percent (5%) of the outstanding Units of the Company, excluding any Equity Securities issued or awarded to employees or service providers in connection with services provided to the Company (“Ownership Threshold”).”

(c)       The first sentence of Section 6.3(c) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“The following persons shall initially be designated to the Board: (i) the Caladrius Managers shall be (a) Robert Preti, (b) David J. Mazzo, (c) Joseph Talamo and (d) Steven Klosk (ii) the HCA Managers shall be (a) Tomoe Kalnay and (b) an individual to be designated subsequent to the Effective Date by HCA providing the Company with written notice of its designee. Each such individual is hereby decreed duly appointed to the Board as of the date of this Agreement.”

(d)       The first sentence of Section 6.6(e) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“A simple majority of the voting interests of the Board Members shall constitute a quorum for the transaction of any business at a Board meeting; provided that at least one (1) Caladrius Manager, and at least one (1) HCA Manager must be present for any Board meeting to constitute a quorum; provided further however, in the event at least one (1) HCA Manager fails to attend two (2) consecutive Board meetings for which proper notice was provided pursuant to the terms of this Agreement and which failure to attend resulted in the failure of a quorum, a quorum may be deemed to be constituted at the following Board meeting for which proper notice was provided pursuant to the terms of this Agreement without the attendance of an HCA Manager.”

(e)       Subsection (i) of the second sentence of Section 6.7 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“(i) designate the Persons authorized to participate on the Board Committee, one of whom must be an HCA Manager (unless HCA waives such requirement in writing);”

(f)      The first sentence of in Section 6.13 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“The Board hereby delegates to management of the Company (which shall take into consideration the input of the HCC Secondees) the creation of an annual business and budget plan, which shall include projected investments required for expansion of the Company’s manufacturing capacity and business operations, and an operating and capital expenditures budget for each Fiscal Year of the Company (each such business plan and budget once approved by the Board in accordance with this Agreement and as subsequently modified, amended, revised, supplemented or otherwise altered in accordance with this Agreement, a “Annual Budget”).”

2.        Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Member shall execute and deliver such further documents, and perform such further acts, as may be necessary or appropriate to effectuate and perform the provisions of this Amendment and those transactions contemplated hereunder, as requested by the Board.

3.        Effectiveness. This Amendment shall be effective upon the execution hereof by all Members and the exercise of the Warrant in accordance with its terms (the “Effective Date”). Except as expressly provided to the contrary in this Amendment, all provisions of the Operating Agreement remain in full force and effect. In the event of any inconsistency or conflict between the provisions of the Operating Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Operating Agreement or in any exhibit or schedule thereto shall hereinafter refer to the Operating Agreement as amended by this Amendment.

4.        Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

5.        Governing Law. This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal Laws of the State of Delaware applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

6.        Complete Agreement. The Operating Agreement, as amended by this Amendment, and the Warrant embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written regarding the subject matter hereof.

[Signature page follows]

The parties have executed and delivered this First Amendment to the Amended and Restated Operating Agreement of PCT, LLC, a Caladrius Company, a Delaware limited liability company as of the date first written above.

Hitachi Chemical Co. America, Ltd., a New York corporation

/s/ Toshinari Itakura
Toshinari Itakura, Chief Executive Officer

CALADRIUS BIOSCIENCES, iNC., a Delaware corporation

/s/ David J. Mazzo
David J. Mazzo, Chief Executive Officer